EXHIBIT 8.1
LIST OF MAJOR SUBSIDIARIES DIRECTLY (*) OR INDIRECTLY OWNED AT DECEMBER 31, 2005

		Ownership
Company Name	Country	Percentage

Austoft Industries Ltd.	Australia	100

Banco CNH Capital S.A. (*)	Brazil	100

BLI Group, Inc.	USA	100

Blue Leaf I.P., Inc.	USA	100

Case Brazil Holdings, Inc.	USA	100

Case Canada Receivables, Inc.	Canada (Alberta)	100

Case Credit Australia Investments Pty Ltd	Australia	100

Case Credit Holdings Limited	USA	100

Case Credit Wholesale Pty Ltd	Australia	100

Case Equipment Holdings Limited	USA	100

Case Equipment International Corporation	USA	100

Case Europe S.a.r.l.	France	100

Case Harvesting Systems GmbH	Germany	100

Case India Limited	USA	100

Case International Marketing, Inc.	USA	100

Case LBX Holdings, Inc.	USA	100

Case Machinery (Shanghai) Co., Ltd.	China	100

Case New Holland Inc. (*)	USA	100

Case United Kingdom Limited	United Kingdom	100

CNH America LLC	USA	100

CNH Argentina S.A.	Argentina	100

CNH Asian Holding Limited (*)	Mauritius	100

CNH Australia Pty Limited (*)	Australia	100

CNH Baumaschinen GmbH	Germany	100

CNH Belgium N.V.	Belgium	100

CNH Canada, Ltd. (*)	Canada (Ontario)	100

CNH Capital America LLC	USA	100

CNH Capital Australia Pty Limited	Australia	100

CNH Capital Benelux (*)	Belgium	100

CNH Capital Canada Ltd.	Canada (Alberta)	100

		Ownership
Company Name	Country	Percentage

CNH Capital (Europe) Plc	Ireland	100

CNH Capital Insurance Agency Inc.	USA	100

CNH Capital LLC	USA	100

CNH Capital Plc (*)	Ireland	100

CNH Capital RACES LLC	USA	100

CNH Capital Receivables LLC	USA	100

CNH Capital U.K. Ltd. (*)	United Kingdom	100

CNH Componentes, S.A. de C.V.	Mexico	100

CNH Danmark A/S	Denmark	100

CNH Deutschland GmbH	Germany	100

CNH Engine Corporation	USA	100

CNH Financial Services S.A.S. (*)	France	100

CNH Financial Services A/S (*)	Denmark	100

CNH Financial Services GmbH	Germany	100

CNH Financial Services Srl (*)	Italy	100

CNH France S.A.	France	100

CNH International S.A. (*)	Luxembourg	100

CNH Italia S.p.A. (*)	Italy	100

CNH Latin America Ltda. (*)	Brazil	100

CNH Maquinaria Spain, S.A.	Spain	100

CNH Osterreich GmbH (*)	Austria	100

CNH Polska Sp.zo.o.	Poland	100

CNH Portugal Comercio de Tractores e Maquinas Agricolas, Ltda.	Portugal	100

CNH Receivables LLC	USA	100

CNH Servicos Tecnicos e Desenvolvimento de Negocios Ltda.	Brazil	100

CNH Trade N.V. (*)	Netherlands	100

CNH U.K. Limited	United Kingdom	100

CNH Wholesale Receivables LLC	USA	100

Fermec North America, Inc.	USA	100

Fiatallis North America LLC	USA	100

Flexi-Coil (U.K.) Limited	United Kingdom	100

Harbin New Holland Tractors Co., Ltd.	China	100

		Ownership
Company Name	Country	Percentage

HFI Holdings, Inc.	USA	100

International Harvester Company	USA	100

J.I. Case Company Limited	United Kingdom	100

MBA AG (*)	Switzerland	100

New Holland Australia Pty Ltd	Australia	100

New Holland Credit Australia Pty Limited	Australia	100

New Holland Credit Company, LLC	USA	100

New Holland Excavator Holdings LLC	USA	100

New Holland Holding Limited	United Kingdom	100

New Holland Holdings Argentina S.A.	Argentina	100

New Holland Ltd. (*)	United Kingdom	100

New Holland Tractor Ltd. N.V.	Belgium/U.K.	100

New Holland Tractors (India) Private Limited	India	100

O&K Hilfe GmbH	Germany	100

Pryor Foundry, Inc.	USA	100

Receivables Credit II Corporation	Canada (Alberta)	100

Kobelco Construction Machinery America LLC	USA	65

Kobelco Construction Machinery Europe B.V.	Netherlands	75

New Holland Kobelco Construction Machinery Belgium S.A.	Belgium	75

New Holland Kobelco Construction Machinery S.p.A.	Italy	75

Shanghai New Holland Agricultural Machinery Corporation Limited	China	60

UzCaseMash LLC (JV)	Uzbekistan	60

RosCaseMash	Russia	51

UzCaseagroleasing LLC (JV)	Uzbekistan	51

UzCaseService LLC (JV)	Uzbekistan	51

UzCaseTractor LLC (JV)	Uzbekistan	51

CNH Capital Europe S.A.S. (*)	France	50

Consolidated Diesel Company	USA	50

Employers’ Health Initiatives, LLC	USA	50

L&T Case Equipment Private Limited	India	50

LBX Company LLC	USA	50

CNH de Mexico, S.A. de C.V. (*)	Mexico	50

		Ownership
Company Name	Country	Percentage

New Holland HFT Japan, Inc. (*)	Japan	50

New Holland Finance Ltd. (*)	United Kingdom	49

Al-Ghazi Tractors Ltd. (*)	Pakistan	43

Megavolt, L.P., L.L.L.P.	USA	40

New Holland Trakmak Traktor ve Ziraat Makineleri A.S. (*)	Turkey	38

Turk Traktor ve Ziraat Makineleri A.S. (*)	Turkey	38

European Engine Alliance EEIG	United Kingdom	33

European Engine Alliance S.c.r.l. (*)	Italy	33

Fiat Gra. De EEIG (*)	United Kingdom	23

Kobelco Construction Machinery Company Ltd. (*)	Japan	20

Isvor Fiat S.c.p.A.	Italy	12

Nuova Didactica S.c.a.r.l.	Italy	12

Consorzio per lo Sviluppo delle Aziende Fornitrici	Italy	11

Polagris S.A.	Lithuania	11

Brahma Steyr Tractors Limited	India	10

Corporation for the Romanian Agricultural Project Srl	Romania	10

Fiat-Revisione Interna e Ispettorato Scrl (*)	Italy	10